Exhibit 10.8
LIGAND PHARMACEUTICALS INCORPORATED
AMENDED AND RESTATED SEVERANCE PLAN
AND SUMMARY PLAN DESCRIPTION
Effective Date: November 1, 2022

1. Purpose. The purpose of this Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan (this “Plan”) is to provide certain Severance Payments and Benefits (as defined below) to designated employees of the Company in the event of a termination of their employment in certain specified circumstances. This Plan is an “employee welfare benefit plan,” as defined in Section 3(1) of ERISA. This Plan is governed by ERISA and, to the extent applicable, the laws of the State of California. This document constitutes both the written instrument under which this Plan is maintained and the required summary plan description for this Plan.

2. Definitions. The following definitions are applicable for purposes of this Plan, in addition to terms defined in Section 1 above:

(a)“Accrued Obligations” means, for an Eligible Employee, the Eligible Employee’s (i) base salary otherwise payable through the Date of Termination, (ii) unreimbursed business expenses reimbursable under Company policies then in effect, and (iii) earned and accrued vacation pay and/or paid time off, if applicable, to the extent not theretofore paid.

(b)“Administrator” means the Company, whether or not acting through the Committee or another duly constituted committee of members of the Board, or any person or persons to whom the Administrator has delegated any authority or responsibility with respect to this Plan.

(c)“Affiliate” means with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

(d)“Base Salary” means (i) with respect to any Eligible Employee who is compensated on a salaried basis, the Eligible Employee’s annual base salary as of the Date of Termination, and (ii) with respect to any Eligible Employee who is compensated on an hourly basis, the product of (x) the Eligible Employee’s hourly wage rate as of the Date of Termination (determined without regard to overtime) and (y) the Eligible Employee’s annual scheduled hours determined on the Date of Termination. Base Salary will not include any bonus, incentive compensation, benefits or expense reimbursements or equity awards.

(e)“Board” means the Board of Directors of the Company.

(f)“Cause” means that, in the reasonable determination of the Company, an Eligible Employee: (i) has been convicted of (or entered a plea of no contest to) any felony or any other criminal act; (ii) committed any act of fraud or embezzlement; (iii) permitted or allowed any unauthorized use or disclosure of confidential or proprietary information or trade secrets of the Company or its subsidiaries; (iv) committed any material violation of the Company’s policies; or (v) committed any other intentional misconduct which adversely affects the business or affairs of the Company in a material manner.

(g)“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608, each as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(h)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

(i)“Code Section 409A” means Section 409A of the Code.

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(j)“Committee” means the Human Capital Management and Compensation Committee of the Board, or its designee.

(k)“Company” means Ligand Pharmaceuticals Incorporated, a Delaware corporation, including all of its Affiliates, collectively (and any successors or assigns thereto), and any successor that assumes the obligations of the Company under this Plan, by way of merger, acquisition, consolidation or other transaction.

(l)“Date of Termination” means, for an Eligible Employee, the date of the Eligible Employee’s Separation from Service.

(m)“Distribution” shall mean the distribution of OmniAb’s common stock then owned directly by the Company to the Company’s stockholders in furtherance of the spin-off of OmniAb from the Company, as more fully described in that certain Separation and Distribution Agreement, dated as of March 23, 2022, by and among the Company, OmniAb, Avista Public Acquisition Corp. II, and Orwell Merger Sub Inc., as amended from time to time.

(n)“Eligible Employee” means an employee of the Company or any Subsidiary who has been designated by the Administrator to participate in the Plan and has executed and delivered such Participation Agreement to the Company; provided, that, “Eligible Employee” will not include any employees of OmniAb. An employee will be considered an Eligible Employee if he or she is on a Company-approved leave of absence immediately prior to the Date of Termination and he or she was employed full-time immediately prior to the commencement of such leave. For the avoidance of doubt, an employee will not be eligible for benefits under this Plan if he or she (a) is a party to any individual change in control severance agreement, employment agreement or other arrangement providing severance benefits, in each case, as approved by the Board or the Committee in effect as of the Date of Termination, (b) voluntarily terminates employment with the Company, (c) is discharged by the Company for Cause, or (d) declines an offer by the Company or any successor to the Company (or any acquirer of any of the Company’s assets or product lines) made to him or her at the time of termination of employment of a similar or better position in job content and base compensation, provided that the location of the offered position is not more than 75 miles from his or her principal work location at the time of his or her termination of employment.

(o)“Equity Plan” means an equity incentive plan maintained by the Company.

(p)“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(q)“Merger” means the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 23, 2022, by and among the Company, OmniAb, Avista Public Acquisition Corp. II, and Orwell Merger Sub Inc., as amended from time to time.

(r)“OmniAb” means OmniAb, Inc., a Delaware corporation and Subsidiary of the Company.

(s)“Participation Agreement” means the individual agreement (a form of which is shown in Appendix A), which may be in an electronic format, provided by the Administrator to an employee of the Company designating such employee as an Eligible Employee under the Plan, which has been signed and accepted by the employee.
(t)“Person” means an individual, corporation, partnership, limited liability company, association, trust, other entity, group or organization include a governmental authority.

(u)“Qualifying Termination” means a termination of an Eligible Employee’s employment by the Company without Cause. Termination due to death or disability shall not be treated as a Qualifying Termination. For the avoidance of doubt, neither (i) the transfer of an Eligible Employee’s employment from the Company to OmniAb or any subsidiary of OmniAb, (ii) the consummation of the Distribution or the Merger or (iii) an Eligible Employee’s objection to the transfer of employment from
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the Company to OmniAb and the subsequent termination of employment by the Company, shall, in each case, constitute a Qualifying Termination.

(v)“Release” has the meaning specified in Section 6.

(w)“Release Period” has the meaning specified in Section 6.

(x)“Separation from Service” means a separation from service within the meaning of Code Section 409A.

(y)“Severance Payments and Benefits” means all benefits provided or payments made by the Company to or for the benefit of an Eligible Employee under this Plan as a result of a Qualifying Termination.
(z)“Severance Period” will be equal to (a) two months plus (b) one week for each of the Eligible Employee’s Years of Service as of the Date of Termination.

(aa)“Stock Awards” means all stock options, restricted stock, restricted stock units and such other awards granted pursuant to any Equity Plan and any shares of stock issued upon exercise or settlement thereof.

(bb)“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(cc)“Year of Service” means each 12-month period of an Eligible Employee’s continuous and uninterrupted service with the Company or an Affiliate (or, in the event of a partial year of service, to the extent an Eligible Employee provided continuous and uninterrupted service to the Company or an Affiliate for at least six months and one day during such year, such year shall count as a full “Year of Service” for purposes of this Plan).

3. Eligibility. An Eligible Employee shall be eligible for Severance Payments and Benefits under this Plan, subject to the terms and conditions described herein, only if he or she (a) experiences a Qualifying Termination, (b) is an Eligible Employee on his or her Date of Termination and (c) is not subject to disciplinary action or on a formal performance improvement plan on his or her Date of Termination.

4. Administration. This Plan shall be interpreted, administered and operated by the Administrator, which shall have complete authority, subject to the express provisions of this Plan, to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, to determine eligibility for benefits under this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. Such authority shall include the powers to resolve ambiguities, inconsistencies, and omissions, and to amend the Plan to correct any scrivener’s error. The Administrator may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate. All decisions, interpretations and other actions of the Administrator shall be final, conclusive and binding on all parties who have an interest in this Plan.

5. Termination of Employment for any Reason. Subject to the terms and conditions hereof, in the event of an Eligible Employee’s termination of employment with the Company for any reason:

(a)The Company shall pay the Eligible Employee the Accrued Obligations, payable on the dates such amounts would have been payable under the Company’s policies if the Eligible Employee’s employment had not terminated.

(b)All outstanding Stock Awards held by the Eligible Employee as of the Date of Termination shall be governed by the terms and conditions of the applicable Equity Plan(s) and award agreements evidencing such Stock Awards.
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(c)The Eligible Employee’s benefits and rights under the Company’s benefit plans shall be determined in accordance with the applicable provisions of such plans, in each case as in effect and amended from time to time.

6. Qualifying Termination. In addition to the payments and benefits set forth in Section 5, if an Eligible Employee’s termination of employment with the Company is a Qualifying Termination, the Eligible Employee shall also be entitled to receive the following payments and benefits, subject to the Eligible Employee timely executing a release of claims agreement in substantially the form attached as Appendix B-1 or B-2 hereto, as applicable (each, a “Release”), and such Release becoming effective, enforceable and irrevocable no later than sixty (60) days following the Eligible Employee’s Date of Termination (such period, the “Release Period”), and subject to the Eligible Employee’s continued compliance with Section 8 below:

(a)The Eligible Employee shall be entitled to receive severance pay in an amount equal to the Eligible Employee’s Base Salary for the Severance Period, paid in a lump sum within ten (10) days following the effective date of the Eligible Employee’s Release; and

(b)If the Eligible Employee, and any spouse and/or dependents of the Eligible Employee has coverage on the Eligible Employee’s Date of Termination under a group health plan sponsored by the Company and timely and properly elects to receive continued group health plan coverage under COBRA, the Company will pay the portion of the premiums for such COBRA coverage (other than for coverage under a health flexible spending account) that exceeds the contributions required by the Eligible Employee immediately prior to the Date of Termination (based on elections in effect for the Eligible Employee and any spouse and/or dependents of the Eligible Employee, in each case, on the Date of Termination), for the period beginning on the Date of Termination and ending on the earlier of the last day of the Severance Period and the date on which the Eligible Employee becomes eligible to receive benefits under a “group health plan” (within the meaning of Section 4980B of the Code) of a subsequent employer of the Eligible Employee. Notwithstanding the foregoing, in the event that the Company determines, in its sole discretion, that the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A (as defined below) or that is otherwise compliant with applicable law (including, without limitation, Code Section 105(h) or Section 2716 of the Public Health Service Act), the Company shall instead pay to the Eligible Employee the foregoing monthly amount as a taxable monthly payment for the foregoing COBRA coverage period (or any remaining portion thereof).  An Eligible Employee shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums.

7. Other Provisions Applicable to Severance Payments and Benefits; Non-Duplication of Payments or Benefits.

(a) Anything in this Plan to the contrary notwithstanding, a transfer of employment from the Company to an Affiliate or vice versa shall not be considered a termination of employment for purposes of this Plan.

(b)An Eligible Employee shall not be entitled to any Severance Payment or Benefit under this Plan which duplicates a payment or benefit received or receivable by the Eligible Employee under any employment or severance agreement, or any other plan, program or arrangement of the Company or any severance required by applicable law or regulation, including, without limitation, the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar state or local statute, rule or regulation. If an Eligible Employee has a right to payments or benefits that duplicate the Severance Payment or Benefit under this Plan, the benefit under this Plan shall be reduced, dollar for dollar, by the amount of the duplicate payment(s) and benefit(s). The benefits provided under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Company shall so construe and enforce the terms of this Plan. The Administrator’s decision to waive all or a portion of such reductions to the severance benefits of one employee and the amount of such reductions shall in no way obligate the Administrator to waive the same reductions in the same amounts to the severance benefits of any other employees, even if similarly situated. Such reductions may be applied on a retroactive basis, with
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severance benefits previously paid being recharacterized as payments pursuant to a statutory obligation of the Company.

8.Restrictive Covenants. Each Eligible Employee hereby expressly confirms his or her continuing obligations to the Company and its Affiliates pursuant to the confidentiality provisions of any code of conduct of the Company or its Affiliates, the Company’s standard employee confidentiality and inventions agreement and/or other agreements regarding non-competition, non-solicitation, non-disparagement, confidentiality, assignment of inventions or other similar covenants between such Eligible Employee and the Company (the “Restrictive Covenants”).

9.Special Rules for Compliance with Code Section 409A. This Section 9 serves to ensure compliance with applicable requirements of Code Section 409A. If the terms of this Section 9 conflict with other terms of this Plan, the terms of this Section 9 shall control.

(a)To the extent applicable, this Plan shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance with such intention. To the extent that any provision in this Agreement is ambiguous as to its compliance with or exemption from Code Section 409A, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.

(b)Each installment in a series of Severance Payments and Benefits shall be deemed a separate payment for purposes of Code Section 409A. For purposes of this Plan, all references to an Eligible Employee’s “termination of employment” shall mean his or her Separation from Service.

(c) If an Eligible Employee is a “specified employee” (as determined by the Administrator or its designee in accordance with Treasury Regulation § 1.409A-1(i)) as of his or her Date of Termination, then all Severance Payments and Benefits that are subject to the requirements of Code Section 409A (determined after taking into account the “short-term deferral” rule in Treasury Regulation § 1.409A-1(b)(4), the “two-year, two-time” rule described in Treasury Regulation § 1.409A-1(b)(9), and any other available exception from such requirements) shall be subject to the six-month delay rule of Code Section 409A(a)(2)(B)(i). Each payment that is subject to such six-month delay rule shall be made, without interest, on the later of (i) the Company’s first payroll date that is at least six months after the Eligible Employee’s Date of Termination (or, if earlier, as soon as practicable after the Eligible Employee’s death) or (ii) the date when such payment would otherwise be due under the terms of the Plan.

(d)To the extent that the payments or benefits under this Plan are “non-qualified deferred compensation” subject to Code Section 409A, if the Release Period spans two calendar years, the payment of any Severance Payments and Benefits shall occur (or commence) on the later of (i) January 1 of the second calendar year, or (ii) the first regularly-scheduled payroll date following the date the Release becomes effective.

(e)To the extent required by Code Section 409A, any reimbursement or in-kind benefit provided under this Plan shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any payments in lieu of the benefits shall be paid no later than the end of Eligible Employee’s taxable year next following Eligible Employee’s taxable year in which the benefit or expense was due to be paid; and (iii) any right to reimbursements or in-kind benefits under this Plan shall not be subject to liquidation or exchange for another benefit.

(f) The Company and its employees and agents make no representation and are providing no advice regarding the taxation of the payments and benefits under this Plan, including with respect to taxes, interest and penalties under Code Section 409A and similar liabilities under state and local tax laws. No indemnification or gross-up is payable under this Plan with respect to any such tax,
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interest, or penalty under Code Section 409A or similar liability under state or local tax laws applicable to any Eligible Employee.

10. Claims Procedures. Normally, an Eligible Employee does not need to present a formal claim to receive benefits payable under this Plan. If any person (the “Claimant”) believes that benefits are being denied improperly, that this Plan is not being operated properly, that fiduciaries of this Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to this Plan, the Claimant must file a formal claim, in writing, with the Administrator. A formal claim must be filed within 60 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Administrator in writing consents otherwise or the deadline to file a claim is temporarily extended under the rules described in Appendix C. The Administrator has adopted procedures for considering claims (which are set forth in Appendix C), which it may amend from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements, and the Administrator shall provide a Claimant, on request, with a copy of such amended claims procedures. The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims procedures to resolve any claim.

11.Best Pay Provision.
    (a)    In the event that any payment or benefit received or to be received by the Eligible Employee pursuant to the terms of any plan, arrangement or agreement (including any payment or benefit received in connection with a change in ownership or control or the termination of the Eligible Employee’s employment) (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, then the Total Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (A) the net amount of such Total Payments, as so reduced (after subtracting the amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Eligible Employee would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). Except to the extent that an alternative reduction order would result in a greater economic benefit to the Eligible Employee on an after-tax basis, the parties intend that the Total Payments shall be reduced in the following order: (w) reduction of any cash severance payments otherwise payable to the Eligible Employee that are exempt from Section 409A of the Code, (x) reduction of any other cash payments or benefits otherwise payable to the Eligible Employee that are exempt from Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting or payment with respect to any equity award that is exempt from Section 409A of the Code, (y) reduction of any other payments or benefits otherwise payable to the Eligible Employee on a pro-rata basis or such other manner that complies with Section 409A of the Code, but excluding any payment attributable to the acceleration of vesting and payment with respect to any equity award that is exempt from Section 409A of the Code, and (z) reduction of any payments attributable to the acceleration of vesting or payment with respect to any equity award that is exempt from Section 409A of the Code; provided, in case of clauses (x), (y) and (z), that reduction of any payments or benefits attributable to the acceleration of vesting of Company equity awards shall be first applied to equity awards with later vesting dates; provided, further, that, notwithstanding the foregoing, any such reduction shall be undertaken in a manner that complies with and does not result in the imposition of additional taxes on the Eligible Employee under Section 409A of the Code. The foregoing reductions shall be made in a manner that results in the maximum economic benefit to the Eligible Employee on an after-tax basis and, to the extent economically equivalent payments or benefits are subject to reduction, in a pro rata manner.
(b)    All determinations regarding the application of this Section 11 shall be made by an independent accounting firm or consulting group with nationally recognized standing and substantial expertise and experience in performing calculations regarding the applicability of Section 280G of the Code and the Excise Tax retained by the Company prior to the date of the applicable change in ownership or control (the “280G Firm”). For purposes of determining whether and the extent to which the Total
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Payments will be subject to the Excise Tax, (i) no portion of the Total Payments shall be taken into account which (x) does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, or (y) constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation, (ii) no portion of the Total Payments the receipt or enjoyment of which an Eligible Employee shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the 280G Firm in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. All determinations related to the calculations to be performed pursuant to this “Section 280G Treatment” section shall be done by the 280G Firm. The 280G Firm will be directed to submit its determination and detailed supporting calculations to both the Eligible Employee and the Company within fifteen (15) days after notification from either the Company or the Eligible Employee that the Eligible Employee may receive payments which may be “parachute payments.” The Eligible Employee and the Company will each provide the 280G Firm access to and copies of any books, records, and documents as may be reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Agreement. The fees and expenses of the 280G Firm for its services in connection with the determinations and calculations contemplated by this Agreement will be borne solely by the Company.

12.Miscellaneous.

(a) Assignment; Non-transferability; Successors. No right of an Eligible Employee to any payment or benefit under this Plan shall be subject to assignment, anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Employee or of any beneficiary of the Eligible Employee. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Plan and agree expressly to perform any of the Company’s obligations under this Plan. For all purposes under this Plan, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers an assumption agreement or which becomes bound by the terms of the Plan by operation of law. All of an Eligible Employee’s rights hereunder shall inure to the benefit of, and be enforceable by, his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
(b)Withholding. The Company shall have the right to deduct from all payments hereunder all taxes that the Company determines are required by law to be withheld therefrom. Regardless of the amount withheld, the recipient of payments, benefits, or other income (including imputed income) under the Plan shall be solely responsible for all taxes owed with respect to such payments, benefits, and other income.

(c) No Right To Employment. Nothing in this Plan shall be construed as giving any person the right to be retained in the employment of the Company, nor shall it affect the right of the Company to dismiss an Eligible Employee without any liability except as required by this Plan.

(d) Amendment and Termination. The Administrator shall have the power to amend or terminate this Plan from time to time in its discretion and for any reason (or no reason).  In no event shall any amendment or termination of this Plan affect the Severance Payments and Benefits payable under this Plan to any Eligible Employee whose Qualifying Termination has occurred prior to the effective date of the amendment or termination of this Plan.

(e) Governing Law. This Plan is a welfare plan subject to ERISA and it shall be interpreted, administered, and enforced in accordance with that law. To the extent that state law is applicable, the validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws. If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

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(f) Venue. For purposes of settling any dispute or controversy arising hereunder, the Company and the Eligible Employee hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Southern District of California or (ii) any of the courts of the State of California. The Company and the Eligible Employee hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such courts’ jurisdiction and any defense of inconvenient forum with respect to such courts. This Section 12(f) shall not apply to any claims of violation of any federal or state employment discrimination laws.

(g) No Duty to Mitigate. No employee shall be required to mitigate, by seeking employment or otherwise, the amount of any payment that the Company becomes obligated to make under this Plan, and, except as expressly provided in this Plan, amounts or other benefits to be paid or provided to an Eligible Employee pursuant to this Plan shall not be reduced by reason of the Eligible Employee’s obtaining other employment or receiving similar payments or benefits from another employer.

(h) Employment at Will. Nothing contained in this Plan shall give any employee the right to be retained in the employment of the Company or shall otherwise modify the employee’s at will employment relationship with the Company. This Plan is not a contract of employment between the Company and any employee.

(i)Complete Statement of Plan. This Plan document (which incorporates the applicable Appendix(ces) by reference) contains a complete statement of the Plan’s terms and supersedes all prior statements with respect to the Plan’s terms. No other evidence, whether written or oral, shall be taken into account in interpreting the provisions of the Plan. In the event of a conflict between a provision in this Plan document and any booklet, brochure, presentation, or other communication (whether written or oral), the provision of this Plan document shall control. This Plan shall be the only plan, agreement or arrangement with respect to which benefits may be provided to an Eligible Employee upon a Qualifying Termination and supersedes all prior agreements, arrangements or related communications of the Company relating to separation benefits or accelerated vesting benefits for the Eligible Employees, whether formal or informal, or written or unwritten.

(j)Documentation. Each Eligible Employee’s participation in the Plan will be evidenced in a Participation Agreement, which may be written or electronic, as the Administrator determines. Each Participation Agreement may contain terms and conditions in addition to those set forth in the Plan.

(k)No Third-Party Beneficiaries. This Plan shall not give any rights or remedies to any person other than Eligible Employees hereunder (or their estates or beneficiaries, in the event of an eligible employee’s death) and the Company.

(l)Funding and Payment of Benefits. This Plan shall be maintained in a manner to be considered “unfunded” for purposes of ERISA. The Company shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor against the Company, with respect to the benefits payable hereunder, or which may be payable hereunder, to any employee. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with this Plan, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under this Plan, nor shall such person have any right to receive any payment under this Plan except as and to the extent expressly provided in this Plan. The assets in any such reserve or fund shall be part of the general assets of the Company, subject to the control of the Company.

(m)Notices. Any notice required or permitted by this Plan shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to an Eligible Employee at the most recent address on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing.
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Exhibit 10.8
APPENDIX A
LIGAND PHARMACEUTICALS INCORPORATED
AMENDED AND RESTATED SEVERANCE PLAN
PARTICIPATION AGREEMENT

This Participation Agreement (the “Agreement”) with respect to participation in the Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan (the “Plan”) is made as of _______ by and between Ligand Pharmaceuticals Incorporated (the “Company”) and _________ (“Employee”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

WHEREAS, the Company has adopted and sponsors the Plan, a copy of which is attached hereto.

WHEREAS, Employee has been selected to participate in the Plan in accordance with and subject to the terms of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereby agree as follows:

1.     Participation in the Plan. Employee has been designated as an Eligible Employee in the Plan, subject to Employee executing this Agreement. The terms and conditions of Employee’s participation in the Plan are as set forth in the Plan. In the event of Employee’s Qualifying Termination, subject to satisfaction of the conditions set forth in the Plan, Employee will be eligible to receive the Severance Payments and Benefits set forth in Section 6 of the Plan as follows:

Cash Severance:
An amount equal to annual base salary, or annualized hourly wage rate, as applicable for (a) two months plus (b) one week for each 12-month period of continuous and uninterrupted (or, in the event of a partial year of service, continuous and uninterrupted service for at least six months and one day during such year) (such period, the “Severance Period”).

Continued Health Benefits:
An amount equal to the portion of the COBRA coverage premiums that exceeds the employee contributions immediately prior to termination for the period beginning on the termination date and ending on the earlier of the last day of the Severance Period and the date on which the Employee becomes eligible to receive benefits under a “group health plan” of a subsequent employer.

The severance benefits and payments provided under the Plan are intended to be and are exclusive and in lieu of any other severance benefits and payments to which Employee may otherwise be entitled, either at law, tort, or contract, in equity, or under the Plan, in the event of any termination of Employee’s employment unless otherwise specifically agreed to by the Employee and the Company in an agreement entered into after the effective date of the Plan. Employee hereby waives his or her rights to any severance benefits provided under any other agreement with the Company or arrangement or plan sponsored by the Company.

2.     Additional Provisions. This Agreement and the Plan, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral. This Agreement may only be amended in writing signed by the parties hereto. In the event of any conflict between this Agreement and the Plan, the Plan shall control. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

3.    Acknowledgment. By his or her signature below, Employee agrees that participation in the Plan is governed by this Agreement and by the provisions of the Plan, a copy of which is attached hereto and made a part of this document. Employee acknowledges receipt of a copy of the Plan, represents that Employee has read and is familiar with its provisions and the provisions of this

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Agreement, and acknowledges that decisions and determinations by the Administrator under the Plan shall be final and binding on Employee.

(Signature Page Follows)

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By electronically accepting and signing this Agreement, each of the Company and Employee hereby acknowledges, accepts and agrees to the terms of the Agreement as of the date first set forth above.

LIGAND PHARMACEUTICALS
INCORPORATED                    EMPLOYEE:

By:
Name:                             Print Name:
Title:

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APPENDIX B-1
RELEASE OF CLAIMS
[FOR EMPLOYEES 40 AND OVER]
[The Release of Claims is subject to revision by the Company based on changes in applicable law or local law requirements based on Employee’s location or other updates based on best practices, as determined by the Administrator, in its sole discretion.]
    This Release of Claims (“Release”) is entered into as of _________________, 20__, between [__________] (“Employee”) and Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company” and, together with Employee, the “Parties”), effective eight days after Employee’s signature hereto (the “Effective Date”), unless Employee revokes Employee’s acceptance of this Release as provided in Paragraph 1(c), below.
1.Employee’s Release of the Company. Employee agrees not to sue, or otherwise file any claim against, the Company or its parent companies, subsidiaries or affiliates, and any of their respective successors, assigns, directors, officers, managers, employees, attorneys, insurers, or agents, each in their respective capacities as such (collectively, the “Company Parties”), for any reason whatsoever based on anything that has occurred at any time up to and including the execution date of this Release as follows:
(a)On behalf of Employee and Employee’s executors, administrators, heirs and assigns, Employee hereby releases and forever discharge the Company Parties, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Employee now have or may hereafter have against any of the Company Parties by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the execution date of this Release, including, without limiting the generality of the foregoing: any Claims arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by the Company or its affiliates or the separation thereof, including without limitation any and all Claims arising under federal, state, or local laws relating to employment; any Claims of any kind that may be brought in any court or administrative agency; any Claims arising under the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Civil Rights Act of 1866, Section 1981, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the False Claims Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, Fair Credit Reporting Act, or any similar state law,1 each of the foregoing as may have been amended, and any other federal, state, or local statute, regulation, ordinance, constitution, or order concerning labor or employment, termination of labor or employment, wages and benefits, retaliation, leaves of absence, or any other term or condition of employment; Claims for breach of contract; Claims for unfair business practices; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Employee does not release any Claims that cannot be released as a matter of law including, without limitation, (i)
1 NTD: To include applicable state statutes based on participant’s state of employment.

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Employee’s right to file for unemployment insurance benefits or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Employee’s right to file claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iii) Employee’s right to file a charge of discrimination, harassment, interference with leave rights, failure to accommodate, or retaliation with the Equal Employment Opportunity Commission or any other federal, state or local government agency, or to cooperate with or participate in any investigation conducted by such agency; provided, however, that Employee hereby releases Employee’s right to receive damages in any such proceeding brought by Employee or on Employee’s behalf; (iv) Employee’s right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation by such agency; or (v) Employee’s right to make any disclosure that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, Employee does not need to notify or obtain the prior authorization of the Company to exercise any of the foregoing rights. Furthermore, Employee does not release hereby any rights that Employee may have relating to (A) indemnification by the Company or its affiliates under any indemnification agreement with the Company, the Company’s Bylaws or any applicable law or under any applicable insurance policy with respect to Employee’s liability as an employee of the Company; (B) Employee’s vested accrued benefits under the Company’s respective benefits and compensation plans; and (C) any severance payment entitlements to which Employee is specifically entitled to as of the date of termination pursuant to the Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan (the “Severance Plan”).
(c)EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
        “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY, AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
(d)Employee acknowledges that the General Release of Claims set forth in Section 1(a) above includes a release of Claims under the Age Discrimination in Employment Act (the “ADEA Release”). In accordance with the Older Workers Benefit Protection Act, Employee acknowledges as follows:
(i)Employee has been advised to consult an attorney of Employee’s choice before signing this Release and Employee either has so consulted with counsel or voluntarily decided not to consult with counsel;
(ii)Employee has been granted [twenty-one (21)] [forty-five (45)]2 days after Employee is presented with this Release to decide whether or not to sign it. Employee agrees that such period shall not be extended due to any material or immaterial changes to the Release. If Employee executes this Release prior to the expiration of such period, Employee does so voluntarily and after having had the opportunity to consult with an attorney, and hereby waive the remainder of the [twenty-one (21)] [forty-five (45)] day period;
(iii)Employee has carefully reviewed and considered and fully understand the terms set forth in this Release, including all exhibits hereto;
2 NTD: To be 45 days for a group termination and 21 days for a non-group termination.

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(iv)[Employee understands that Attachment 1 to this Release is a list of the job titles and ages for all individuals in Employee’s decisional unit who have been selected for the program, as well as the job titles and ages of all individuals in Employee’s decisional unit who have not been selected for the program, as of [_____], the date the Company provided this Release to Employee;]3 and
(v)Employee has the right to revoke Employee’s ADEA Release within seven (7) calendar days of signing this Release. If Employee wishes to revoke Employee’s ADEA Release, Employee must deliver written notice stating Employee’s intent to so revoke to [Insert Name/Contact Information], on or before 5:00 p.m. on the seventh (7th) day after the date on which Employee signs this Release.
(e)Employee acknowledges that Employee will not be entitled to the severance benefits under the Severance Plan unless this Release is effective within [____]4 days following the Employee’s Date of Termination (as defined in the Severance Plan).
2.Employee Representations. Employee represents and warrants that:
(a)Employee has returned to the Company all Company property in Employee’s possession (other than any property that the Company has specifically permitted the Employee to keep following his or her Date of Termination in writing), including without limitation, any cell phone, laptop computer or tablet;
(b)Employee is not owed wages, commissions, bonuses or other compensation, other than wages through the Date of Termination of Employee’s employment and any accrued, unused vacation or paid time off earned through such date, other than as set forth in the Severance Plan;
(c)During the course of Employee’s employment, Employee did not sustain any injuries for which Employee might be entitled to compensation pursuant to worker’s compensation law or Employee has disclosed any injuries of which Employee is currently, reasonably aware for which Employee might be entitled to compensation pursuant to worker’s compensation law; and
(d)Employee has not initiated any adversarial proceedings of any kind against the Company or its affiliates or, in their capacities as such, against any other person or entity released herein, nor will Employee do so in the future, except as specifically allowed by this Release.
3.Restrictive Covenants; Cooperation. Employee reaffirms Employee’s continuing obligations under Section 8 of the Plan. In addition, Employee shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Employee’s duties and responsibilities to the Company or its affiliates during Employee’s employment with the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Employee’s possession during his or her employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Employee’s personal schedule or ability to engage in gainful employment.
4.WARN Offset. Without limiting Section 7(b) of the Severance Plan, Employee acknowledges and agrees that, unless otherwise determined by the Administrator (as defined in the Severance Plan), Employee’s severance benefits pursuant to the Severance Plan shall be reduced, in whole or in part, by any other severance benefits, pay in lieu of notice, or other
3 NTD: To be included for group termination.
4 NTD: To be 55 days for a group termination and 30 days for a non-group termination.

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similar benefits payable to Employee by the Company that become payable in connection with Employee’s termination of employment pursuant to any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any similar state or local statute, rule or regulation.
5.Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of [____]5, including all matters of construction, validity and performance, without regard to conflicts of law principles.
7.Integration Clause. This Release, and the Severance Plan contain the Parties’ entire agreement with regard to the separation of Employee’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and a duly authorized officer or director of the Company.
8.Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
9.Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.
(Signature Page Follows)

5 NTD: To be the employee’s state of employment.

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IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EMPLOYEE	LIGAND PHARMACEUTICALS INCORPORATED

Name:	Name:
Title:
Date:	Date:

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[ATTACHMENT 1 TO APPENDIX B-1

Older Worker Benefit Protection Act Disclosure]

[To be included if applicable]

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APPENDIX B-2
RELEASE OF CLAIMS
[FOR EMPLOYEES UNDER 40]
[The Release of Claims is subject to revision by the Company based on changes in applicable law or local law requirements based on Employee’s location or other updates based on best practices, as determined by the Administrator, in its sole discretion.]
    This Release of Claims (“Release”) is entered into as of _________________, 20__, between [__________] (“Employee”) and Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company” and, together with Employee, the “Parties”), effective as of Employee’s signature hereto (the “Effective Date”).
1.Employee’s Release of the Company. Employee agrees not to sue, or otherwise file any claim against, the Company or its parent companies, subsidiaries or affiliates, and any of their respective successors, assigns, directors, officers, managers, employees, attorneys, insurers, or agents, each in their respective capacities as such (collectively, the “Company Parties”), for any reason whatsoever based on anything that has occurred at any time up to and including the execution date of this Release as follows:
(a)On behalf of Employee and Employee’s executors, administrators, heirs and assigns, Employee hereby releases and forever discharge the Company Parties, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Employee now have or may hereafter have against any of the Company Parties by reason of any matter, cause, or thing whatsoever from the beginning of time through and including the execution date of this Release, including, without limiting the generality of the foregoing: any Claims arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by the Company or its affiliates or the separation thereof, including without limitation any and all Claims arising under federal, state, or local laws relating to employment; any Claims of any kind that may be brought in any court or administrative agency; any Claims arising under the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Civil Rights Act of 1866, Section 1981, 42 U.S.C. § 1981, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the False Claims Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, the Sarbanes-Oxley Act of 2002, the National Labor Relations Act of 1935, the Uniformed Services Employment and Reemployment Rights Act of 1994, Fair Credit Reporting Act, or any similar state law,6 each of the foregoing as may have been amended, and any other federal, state, or local statute, regulation, ordinance, constitution, or order concerning labor or employment, termination of labor or employment, wages and benefits, retaliation, leaves of absence, or any other term or condition of employment; Claims for breach of contract; Claims for unfair business practices; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Employee does not release any Claims that cannot be released as a matter of law including, without limitation, (i) Employee’s right to file for unemployment insurance benefits or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Employee’s right to file claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iii) Employee’s right to file a charge of discrimination, harassment, interference with leave rights, failure to accommodate, or retaliation with the Equal Employment Opportunity Commission or any other federal, state or local government agency, or to cooperate with or
6 NTD: To include applicable state statutes based on participant’s state of employment.
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participate in any investigation conducted by such agency; provided, however, that Employee hereby releases Employee’s right to receive damages in any such proceeding brought by Employee or on Employee’s behalf; (iv) Employee’s right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation by such agency; or (v) Employee’s right to make any disclosure that are protected under the whistleblower provisions of applicable law. For the avoidance of doubt, Employee does not need to notify or obtain the prior authorization of the Company to exercise any of the foregoing rights. Furthermore, Employee does not release hereby any rights that Employee may have relating to (A) indemnification by the Company or its affiliates under any indemnification agreement with the Company, the Company’s Bylaws or any applicable law or under any applicable insurance policy with respect to Employee’s liability as an employee of the Company; (B) Employee’s vested accrued benefits under the Company’s respective benefits and compensation plans; and (C) any severance payment entitlements to which Employee is specifically entitled to as of the date of termination pursuant to the Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan (the “Severance Plan”).
(c)EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
        “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
(d)Employee acknowledges that Employee will not be entitled to the severance benefits under the Severance Plan unless this Release is effective within 10 days following the Employee’s Date of Termination (as defined in the Severance Plan).
2.Employee Representations. Employee represents and warrants that:
(a)Employee has returned to the Company all Company property in Employee’s possession (other than any property that the Company has specifically permitted the Employee to keep following his or her Date of Termination in writing), including without limitation, any cell phone, laptop computer or tablet;
(b)Employee is not owed wages, commissions, bonuses or other compensation, other than wages through the Date of Termination of Employee’s employment and any accrued, unused vacation or paid time off earned through such date, other than as set forth in the Severance Plan;
(c)During the course of Employee’s employment, Employee did not sustain any injuries for which Employee might be entitled to compensation pursuant to worker’s compensation law or Employee has disclosed any injuries of which Employee is currently, reasonably aware for which Employee might be entitled to compensation pursuant to worker’s compensation law; and
(d)Employee has not initiated any adversarial proceedings of any kind against the Company or its affiliates or, in their capacities as such, against any other person or entity released herein, nor will Employee do so in the future, except as specifically allowed by this Release.
3.Restrictive Covenants; Cooperation. Employee reaffirms Employee’s continuing obligations under Section 8 of the Plan. In addition, Employee shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or
2
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administrative, regulatory or judicial proceeding involving matters within the scope of Employee’s duties and responsibilities to the Company or its affiliates during Employee’s employment with the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Employee’s possession during his or her employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Employee’s personal schedule or ability to engage in gainful employment.
4.WARN Offset. Without limiting Section 7(b) of the Severance Plan, Employee acknowledges and agrees that, unless otherwise determined by the Administrator (as defined in the Severance Plan), Employee’s severance benefits pursuant to the Severance Plan shall be reduced, in whole or in part, by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Employee by the Company that become payable in connection with Employee’s termination of employment pursuant to any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any similar state or local statute, rule or regulation.
5.Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of [____]7, including all matters of construction, validity and performance, without regard to conflicts of law principles.
7.Integration Clause. This Release, and the Severance Plan contain the Parties’ entire agreement with regard to the separation of Employee’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and a duly authorized officer or director of the Company.
8.Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
9.Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.
(Signature Page Follows)

7 NTD: To be the employee’s state of employment.
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IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EMPLOYEE	LIGAND PHARMACEUTICALS INCORPORATED

Name:	Name:
Title:
Date:	Date:

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APPENDIX C
DETAILED CLAIMS PROCEDURES

1.Claims Procedure
Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations thereunder. The Administrator shall make all determinations as to the rights of any Claimant. A Claimant may authorize a representative to act on his or her behalf with respect to any claim under the Plan.
Initial Claims
All claims shall be presented to the Administrator in writing at the address in Appendix D. Within ninety (90) days after receiving a claim, a claims official appointed by the Administrator shall consider the claim and issue his or her determination thereon in writing. If the Administrator or claims official determines that an extension of time is necessary, the claims official may extend the determination period for up to an additional ninety (90) days by giving the Claimant written notice indicating the special circumstances requiring the extension of time prior to the termination of the initial ninety (90) day period and the date by which the Administrator expects to render a decision. Any claims that the Claimant does not pursue in good faith through the initial claims stage, such as by failing to file a timely claim, shall be treated as having been irrevocably waived.
Claims Decisions
If the claim is granted, the benefits or relief the Claimant seeks shall be provided. If the claim is wholly or partially denied, the claims official shall, within ninety (90) days (or a longer period, as described above), provide the Claimant with written notice of the denial, setting forth, in a manner calculated to be understood by the Claimant: (1) the specific reason or reasons for the denial; (2) specific references to the Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect the claim, together with an explanation of why the material or information is necessary; and (4) an explanation of the procedures for appealing denied claims and time limits applicable to such procedures, including a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA after receiving a final adverse benefit determination upon appeal. If the Claimant can establish that the claims official has failed to respond to the claim in a timely manner, the Claimant may treat the claim as having been denied by the claims official.
Appeals of Denied Claims
Each Claimant shall have the opportunity to appeal the claims official’s denial of a claim. All appeals shall be presented to the Administrator in writing at the address in Appendix D. The appeal will be reviewed by the Administrator or its designee (the “appeals official”). A Claimant must appeal a denied claim within sixty (60) days after receipt of written notice of denial of the claim, or within sixty (60) days after it was due if the Claimant did not receive it by its due date, subject to the temporary extension of deadlines described in the paragraph below. The Claimant shall have the opportunity to submit written comments, documents, records and other information relating to the Claimant’s claim. The Claimant (or the Claimant’s duly authorized representative) shall be provided upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim. The appeals official shall take into account during its review all comments, documents, records and other information submitted by the Clamant relating to the claim, without regard to whether such information was submitted or considered in the initial benefits review. Any claims that the Claimant does not pursue in good faith through the appeals stage, such as by failing to file a timely appeal request, shall be treated as having been irrevocably waived.
Temporary Extension of Deadlines to File Claims and Appeals

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The Employee Benefits Security Administration, Department of Labor, Internal Revenue Service and Department of the Treasury (the “Agencies”) issued COVID-19-related relief to temporarily extend the deadlines to file ERISA claims and appeals. Under this relief, the period from March 1, 2020 until sixty (60) days after the announced end of the national emergency (or such other date announced by the Agencies) will be disregarded in determining the deadlines for a Claimant to file claims and appeals under Section 14.3 and this Appendix C, provided, however, that no more than one (1) year will be disregarded in determining a given deadline.
Appeals Decisions
The decision by the appeals official shall be made not later than sixty (60) days after the written appeal is received by the Administrator, however, if the appeals official determines that an extension of time is necessary, the appeals official may extend the determination period for up to an additional sixty (60) days by giving the Claimant written notice prior to the termination of the initial sixty (60) day period indicating the special circumstances requiring the extension of time and the date by which a determination on appeal is expected to be rendered.
However, if the appeals official is a committee that meets at least quarterly, then the decision by the appeals official shall be made not later than the date of the meeting that immediately follows the Plan’s receipt of an appeal request, unless the appeal request is filed within thirty (30) days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second meeting following the Plan’s receipt of the appeal request. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered no later than the third meeting of the appeals official following the Plan’s receipt of the appeal request. If such an extension of time for review is required, the appeals official shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The appeals official shall notify the Claimant of the benefit determination as soon as possible but not later than five (5) days after it has been made.
The appeal decision shall be in writing, shall be set forth in a manner calculated to be understood by the Claimant and shall include the following: (1) the specific reason or reasons for the denial; (2) specific references to the Plan provisions on which the denial is based; (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim; and (4) a statement of the employee’s right to bring an action under Section 502(a) of ERISA. If a Claimant does not receive the appeal decision by the date it is due, the Claimant may deem the appeal to have been denied. Subject to applicable law, any decision made in accordance with the claims procedures in this Appendix C is final and binding on all parties and shall be given the maximum possible deference allowed by law.
Procedures
The Administrator shall adopt procedures by which initial claims shall be considered and appeals shall be resolved; different procedures may be established for different claims. All procedures shall be designed to afford a Claimant full and fair consideration of his or her claim and appeal.
Exhaustion; Judicial Proceedings
No action at law or in equity shall be brought to recover benefits under the Plan until the claim and appeal rights described in the Plan have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim, the evidence presented may be strictly limited to the evidence timely presented to the Administrator and the appeals official. Any such judicial proceeding must be filed by the earlier of: (a) one year after the final decision regarding the appeal or (b) one year after the Participant or other Claimant commenced payment of the Plan benefits at issue in the judicial proceeding.

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APPENDIX D
ADDITIONAL INFORMATION
RIGHTS UNDER ERISA
As a participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants will be entitled to:
Receive Information About Your Plan and Benefits
1.Examine, without charge, at the Company’s headquarters, all documents governing the Plan, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration, if any.
2.Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan, including copies of the latest annual report (Form 5500 Series), if any, and updated summary plan description. The Administrator may make a reasonable charge for the copies.
3.Receive a summary of the Plan’s annual financial report, if any. The Administrator is required by law to furnish each participant with a copy of this summary annual report.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including the Company, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your right under ERISA.
Enforce Your Rights
If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim for benefits, which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
Assistance with Your Questions
If you have any questions about your Plan, you should contact the Administrator. If you should have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

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Administrative Information
Name of Plan:	Ligand Pharmaceuticals Incorporated Amended and Restated Severance Plan
Plan Sponsor:	Ligand Pharmaceuticals Incorporated 3911 Sorrento Valley Blvd, Suite 110 San Diego, CA 92121-1457 Tel: (858) 550-7500
Plan Administrator:	Human Capital Management and Compensation Committee of the Board of Directors of Ligand Pharmaceuticals Incorporated 3911 Sorrento Valley Blvd, Suite 110 San Diego, CA 92121-1457 Tel: (858) 550-7500
Type of Administration:	Self-Administered
Type of Plan:	Severance Pay Employee Welfare Benefit Plan
Employer Identification Number:	77-0160744
Direct Questions Regarding the Plan to:	General Counsel Ligand Pharmaceuticals Incorporated 3911 Sorrento Valley Blvd, Suite 110 San Diego, CA 92121-1457 Tel: (858) 550-7500
Agent for Service of Legal Process:	General Counsel Ligand Pharmaceuticals Incorporated 3911 Sorrento Valley Blvd, Suite 110 San Diego, CA 92121-1457 Tel: (858) 550-7500 Service of Legal Process may also be made upon the Plan Administrator.
Plan Year End:	December 31
Plan Number:	502
Funding:	The Plan is unfunded. Plan benefits are paid as needed from the general assets of the Company.

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